EXHIBIT 5.2

14 April 2020

Prudential plc
1 Angel Court	Our reference
London EC2R 7HJ	GO/KXXT
United Kingdom
Direct line
+44 (0)207 090 3299

To those concerned:

Prudential plc (the “Company”)
Registration Statement on Form F-3 (Registration Statement No. 333-219863)

1.                                     Introduction

We have acted as English legal advisers to the Company in connection with the issuance of the U.S.$1,000,000,000 3.125 per cent. Notes due 2030 (the “Notes”) by the Company under the Indenture (as defined below) (the “Issuance”).

This letter is addressed to the Company and is delivered to the Company in connection with the above-referenced registration statement filed by the Company with the U.S. Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended (the “1933 Act”) on 10 August 2017 (the “Registration Statement”), which incorporates the base prospectus related to the Company’s shelf facility (the “Base Prospectus”).

For the purposes of this letter, we have:

(a)                                examined copies of the following documents:

(i)                                    the senior indenture, dated the date hereof, between the Company and Citibank N.A., a national association, as senior trustee, (the “Base Indenture”), as supplemented by the first supplemental indenture, dated the date hereof, between the Company and Citibank, N.A., as senior trustee, (together with the Base Indenture, the “Indenture”);

(ii)                                 the Registration Statement;

(iii)                              the preliminary prospectus supplement of the Company, dated 6 April 2020, relating to the Issuance, which was filed by the Company with the

SJ Cooke	JAD Marks	PJ Cronin	DG Watkins	BJ Kingsley	WHJ Ellison	PL Mudie	NM Pacheco	Authorised and regulated
SM Edge	DA Wittmann	BJ-PF Louveaux	BKP Yu	IAM Taylor	AM Lyle-Smythe	OI Storey	CL Sanger	by the Solicitors
PP Chappatte	TS Boxell	E Michael	EC Brown	DA Ives	SC Macknay	DM Taylor	HE Ware	Regulation Authority
PH Stacey	SJ Luder	RR Ogle	RA Chaplin	MC Lane	A Nassiri	RJ Todd	HJ Bacon	Firm SRA number 55388
DL Finkler	AJ McClean	PC Snell	J Edwarde	LMC Chung	DE Robertson	WJ Turtle
RD de Carle	JC Twentyman	HL Davies	AD Jolly	RJ Smith	TA Vickers	OJ Wicker
SP Hall	DJO Schaffer	JC Putnis	S Maudgil	MD’AS Corbett	RA Innes	DJO Blaikie
JD Boyce	STM Lee	RA Sumroy	JS Nevin	PIR Dickson	CP McGaffin	CVK Boney
N von Bismarck	AC Cleaver	JC Cotton	JA Papanichola	IS Johnson	CL Phillips	F de Falco
PWH Brien	DR Johnson	RJ Turnill	RA Byk	RM Jones	SVK Wokes	SNL Hughes
AC Johnson	S Middlemiss	WNC Watson	GA Miles	EJ Fife	NSA Bonsall	PR Linnard
SR Galbraith	RA Swallow	CNR Jeffs	GE O’Keefe	JP Stacey	MJM Cox	KA O’Connell
SRB Powell	CS Cameron	SR Nicholls	MD Zerdin	LJ Wright	RCT Jeens	N Yeung
AG Ryde	CA Connolly	MJ Tobin	RL Cousin	JP Clark	V MacDuff	CJCN Choi		567044123

U.S. Securities and Exchange Commission on 6 April 2020 pursuant to Rule 424(b)(3) promulgated under the 1933 Act (together with the Base Prospectus, the “Preliminary Prospectus”);

(iv)                             the final prospectus supplement, dated 8 April 2020, of the Company relating to the Issuance, which was filed by the Company with the U.S. Securities and Exchange Commission on 8 April 2020 pursuant to Rule 424(b)(2) promulgated under the 1933 Act (together with the Base Prospectus, the “Final Prospectus”);

(v)                                the form of the Notes;

(vi)                             a certificate, dated 14 April 2020, of Thomas Clarkson, the Company Secretary of the Company, (the “Certificate”), having annexed thereto:

(A)                              a copy of the Memorandum and Articles of Association of the Company, certified as correct, complete and in full force and effect;

(B)                              a copy of an extract of the minutes of a meeting of the Board of Directors of the Company held on 9 March 2020, certified as correct, complete and in full force and effect; and

(C)                              a copy of the resolutions of a committee of the Board of Directors of the Company dated 3 April 2020, certified as correct, complete and in full force and effect; and

(b)                                carried out the following searches:

(i)                                    a search at the Register of Companies in respect of the Company on 14 April 2020; and

(ii)                                 a telephone search at the Central Registry of Winding-Up Petitions in respect of the Company on 14 April 2020 (together, the “Searches”).

This letter sets out our opinion on certain matters of English law as at today’s date and as currently applied by the English courts.  We express no opinion on European Union law as it affects or would be applied in any jurisdiction other than England and Wales.  We have not made any investigation of, and do not express any opinion on, any other law.  This letter is to be governed by and construed in accordance with English law.

For the purposes of this letter, “European Union law” means all European Union law that forms part of English law pursuant to sections 1A and 1B of the European Union (Withdrawal) Act 2018 (as amended) (the “EUWA”).  Any references in this letter to direct EU legislation and EU-derived domestic legislation (each as defined in the EUWA) shall be construed accordingly.

2.                                     Assumptions

For the purposes of this letter we have assumed:

(a)                                The conformity to original documents of all copy (including electronic copy) documents examined by us.

(b)                                That any documents examined by us in draft form have been or will be executed in substantially the form reviewed by us.

(c)                                 That all signatures on the executed documents which, or copies of which, we have examined are genuine.

(d)                                The capacity, power and authority of each of the parties (other than the Issuer) to execute, deliver and exercise its rights and perform its obligations under each of the Indenture and the Notes (together, the “Issue Documents”).

(e)                                 That the Issue Documents have been, or will be, executed on behalf of the Company by the person(s) authorised in the minutes and resolutions referred to in paragraph 1(a) above.

(f)                                  That the execution of the Issue Documents and the issue of the Notes will not cause any limit on borrowings (including the borrowing limit contained in article 144 of the Articles of Association of the Company) to which the Company is subject to be exceeded.

(g)                                 That the copy of the Memorandum and Articles of Association of the Company examined by us is complete and up to date and would, if issued today, comply, as respects the Articles of Association, with section 36 of the Companies Act 2006.

(h)                                The due execution and delivery of the Issue Documents and the due execution and issue of the Notes by all parties thereto.

(i)                                    That:

(i)                                    the information disclosed by Searches was at the date each was conducted, complete, up to date and accurate and has not since then been altered or added to; and

(ii)                                 those Searches did not fail to disclose any information relevant for the purposes of this opinion.

(j)                                   That:

(i)                                    no proposal has been made for a voluntary arrangement, and no moratorium has been obtained, in relation to the Company under Part I of the Insolvency Act 1986;

(ii)                                 the Company has not given any notice in relation to or passed any winding-up resolution

(iii)                              no application has been made or petition presented to a court, and no order has been made by a court, for the winding-up or administration of the Company, and no step has been taken to strike off or dissolve the Company

(iv)                             no liquidator, administrator, receiver, administrative receiver, trustee in bankruptcy or similar officer has been appointed in relation to the Company or any of its assets or revenues, and no notice has been given or filed in relation to the appointment of such an officer; and

(v)                                no insolvency proceedings or analogous procedures have been commenced in any jurisdiction outside England and Wales in relation to the Company or any of their respective assets or revenues.

(k)                                That:

(i)                                    the minutes referred to in paragraph 1(a) above are a true record of the proceedings described therein of a duly convened, constituted and quorate meetings of the Board of Directors of the and that the relevant meetings were duly held;

(ii)                                 the resolutions referred to in paragraph 1(a) were duly passed by a properly constituted committee of the Board of Directors; and

(iii)                              the authorisations given and resolutions referred to above have not subsequently been rescinded or amended or superseded

(l)                                    The accuracy and completeness of the statements made in the Certificate.

(m)                            That the directors of the Company have complied with their duties as directors in so far as relevant to this opinion letter.

(n)                                That any subordinate legislation originally made under the European Communities Act 1972 and relevant to this opinion is valid in all respects.

(o)                                That insofar as any obligation under any of the Issue Documents is to be performed in, or is otherwise subject to, any jurisdiction other than England and Wales, its performance will not be illegal or ineffective or contrary to public policy in that jurisdiction.

(p)                                That all acts, conditions or things required to be fulfilled, performed or effected in connection with the Issue Documents under the laws of any jurisdiction other than England and Wales have been duly fulfilled, performed and effected in accordance with the laws of each such jurisdiction.

(q)                                That the Issue Documents will constitute legally binding, valid and enforceable obligations of the parties thereto under the law of New York, and that the Issue Documents have the same meaning and effect as if they were governed by English law.

(r)                                   The Issue Documents were or will be executed in single physical form.

(s)                                  The Issue Documents have been or will be executed on behalf of the Company by any of the persons authorised in the board minutes and committee resolutions referred to in paragraph 1(a) above, who has or have authorised the attachment of their signature(s) to the relevant Issue Document.

3.                                     Opinion

Based on and subject to the foregoing and subject to the reservations mentioned below and to any matters not disclosed to us, we are of the following opinion:

(a)                                The Company is a public limited company which has been duly incorporated and is validly existing.

(b)                                The Company has or had (as applicable) the capacity and power to execute and deliver the Issue Documents and to exercise its rights and perform its obligations thereunder.

(c)                                 The execution and delivery of the Issue Documents by the Company and the exercise of its rights and the performance of its obligations thereunder have been authorised by all necessary corporate action on the part of the Company.

(d)                                The Issue Documents have been duly executed and delivered on behalf of the Company.

(e)                                 The execution and delivery of the Issue Documents by the Company and the exercise of its rights and the performance of its obligations thereunder:

(i)                                    are not prohibited by any law or regulation applicable to English companies generally or by the Memorandum or Articles of Association of the Company; and

(ii)                                 do not require, under any law or regulation applicable to English companies generally, any authorisation, approval or consent from, or filing or registration with, any public authority or governmental agency in England.

4.                                     Reservations

Our opinion is qualified by the following reservations and by any matter of fact not disclosed to us:

(a)                                This opinion is subject to any limitations arising from insolvency, liquidation, administration, moratorium, reorganisation and similar laws and procedures affecting the rights of creditors generally.

(b)                                The Searches are not conclusive as to whether or not insolvency proceedings have been commenced in relation to the Issuer or any of its assets.  For example, information required to be filed with the Registrar of Companies or the Central Registry of Winding up Petitions is not in all cases required to be filed immediately (and may not be filed at all or on time); once filed, the information may not be made publicly available immediately (or at all); information filed with a District Registry or County Court may not, and in the case of administrations will not, become publicly available at the Central Registry; and the Searches may not reveal whether insolvency proceedings or analogous procedures have been commenced in jurisdictions outside England and Wales.

(c)                                 We have not taken any steps to investigate or verify, and express no opinion on, the accuracy of the statements made in the certificates referred to in paragraph 1(a) above or any other officer’s certificate delivered in connection with the transaction, save to the extent and then only in so far as they are matters on which we expressly opine in this letter (subject to the reservations and assumptions made in this letter).

(d)                                We express no opinion as to any matter of fact.  In particular, we have not been responsible for investigating or verifying the accuracy of the facts, including statements of law, or the reasonableness of any statements of opinion contained in the Final Prospectus (including any amendments or supplements thereto) or whether any material facts have been omitted from any of them, save to the extent and then only in so far as they are matters on which we expressly opine in this letter (subject to the reservations and assumptions made in this letter).

(e)                                 This opinion is subject to any limitations arising from:

(i)                                    United Nations, European Union or United Kingdom sanctions or other similar measures implemented or effective in the United Kingdom and applicable to any party to the Issue Documents or any transfers or payments made under the Issue Documents; and

(ii)                                 EU Regulation 2271/96 protecting against the effects of the extra-territorial application of legislation adopted by a third country (the “Blocking Regulation”) and legislation related to the Blocking Regulation.

(f)                                  We have not been asked to, and we do not, express any opinion as to any taxation (including value added tax) which will or may arise in connection with the Issue Documents.

This letter is being provided to you in connection with the Issuance.  Except as provided in the following paragraph, this letter may not be reproduced, quoted, summarised or relied upon by any other person or for any purpose without our express written consent.

We hereby consent to the filing of this letter as an exhibit to the current report on Form 6-K to be filed with the Commission on the date hereof, which will be incorporated by reference in the Registration Statement and to the use of our name in the paragraphs under the headings “Limitations on Enforcement of U.S. Laws Against Us, Our Management and Others” and “Legal Opinions” in the Final Prospectus that forms part of the Registration Statement without admitting that we are “experts” under the 1933 Act or the rules and regulations of the U.S. Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement or Final Prospectus, including this exhibit.

This letter is to be governed by and construed in accordance with English law.

Yours faithfully,

/s/ Slaughter and May